SCHEDULE A
SHAREHOLDER SERVICING PLAN

Series of Professionally Managed Portfolios	Maximum Shareholder Servicing Fee as a percentage of average net assets
Muzinich High Income Floating Rate Fund
Class A Shares	0.10%
Institutional Class Shares	0.10%
Supra Institutional Class Shares	0.00%
Muzinich U.S. High Yield Corporate Bond Fund
Class A Shares	0.10%
Institutional Class Shares	0.10%
Supra Institutional Class Shares	0.00%
Muzinich Credit Opportunities Fund
Class A Shares	N/A
Institutional Class Shares	0.10%
Supra Institutional Class Shares	0.00%
Muzinich Low Duration Fund
Class A Shares	0.10%
Institutional Class Shares	0.10%
Supra Institutional Class Shares	0.00%

Adopted by the Board of Trustees: March 2, 2012; Revised February 14, 2013 to remove Muzinich Short Duration High Yield Corporate Debt Fund, which terminated operations. Revised May 23-24, 2016 to add the Muzinich Low Duration Fund. Revised December 27, 2019 to remove Class A shares of the Credit Opportunities Fund, which were converted to Institutional Class Shares and ceased to exist.

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